SETTLEMENT AGREEMENT
                       AND COMPLETE RELEASE OF ALL CLAIMS

         This   Settlement   Agreement  and  Complete   Release  of  All  Claims
("Agreement") dated as of October 22, 1999, is made and entered into by RGC International Investors, LDC, a Cayman Islands limited duration company (?RGC?), and AURA SYSTEMS, INC.( the "Company").

                              W I T N E S S E T H:

                         WHEREAS,  the  Company  has  previously  issued  to RGC
                    Convertible Debentures in the original aggregated principal amount of $21,500,000 (the ?Convertible Debentures?) and has issued Warrants (?Warrants?) to RGC, which Convertible Debentures and Warrants are presently owned by RGC; and

         WHEREAS, the Company has previously issued to RGC its Convertible Senior Secured Note dated October 7, 1998, in the original principal amount of $3,000,000 (the ?Secured Note?); and

         WHEREAS, the Secured Note is secured by a certain Security Agreement between the Company and RGC (the ?Aura Security Agreement?); and

         WHEREAS, in order to provide for additional security for the repayment of the Secured Note, certain subsidiaries of the Company entered into a Guaranty Agreement (the ?Guaranty Agreements?) in favor of RGC, which Guaranty Agreements were secured by Security Agreements between each of such subsidiaries and RGC (the ?Subsidiary Security Agreements?); and

         WHEREAS, pursuant to a certain Securities Purchase Agreement, annexed hereto as Exhibit ?A,? RGC proposes to sell its interests in the Convertible Debentures;

         WHEREAS, RGC and the Company have agreed that outstanding Warrants owned by RGC will be exchanged for 1,000,000 new warrants (the ?New Warrants?) and that the terms of the Secured Notes, the Aura Security Agreement and the Subsidiary Security Agreements will be amended as of the Closing under the Securities Purchase Agreement; and

         WHEREAS, RGC and the Company desire to enter into this Agreement, to be effective upon (i) the Closing of the purchase and sale of the Convertible Notes under the Securities Purchase Agreement, (ii) the amendment of the Secured Notes, the Aura Security Agreement and the Subsidiary Security Agreements, and
(iii) the issuance of the New Warrants in exchange for the outstanding Warrants owned by RGC.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:



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         1. Release by RGC. Effective as of the ?Effective Date? (as such quoted term is hereafter defined) RGC, for itself and for its employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharges the Company and each of its subsidiaries, and each of their respective officers, directors, employees, agents, attorneys, and shareholders, former officers, directors, and employees, agents, attorneys and shareholders, predecessors, and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind or nature known or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold, or claim to have, or claim to own, or which they at any time, heretofore had, owned, held, or claimed to have or claimed to own, or which they at any time hereafter may, own, hold or claimed to have, or claimed to own, provided however, that nothing in this Paragraph 1 shall affect the rights of RGC under the Secured Note, the Aura Security Agreement, the Subsidiary Security Agreements, the Guarantee Agreements or the Securities Purchase Agreement (as each such agreement may be amended as contemplated in the ?Whereas? clauses set forth above).

         2. Release by the Company. Effective as of the ?Effective Date? (as such quoted term is hereafter defined) the Company, for itself, its subsidiaries and for their respective employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharges RGC and its investment manager and each of their respective officers, directors, employees, partners, agents, attorneys, and shareholders, former officers, directors, employees, partners, agents, attorneys and shareholders, predecessors, and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind or nature known or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold, or claim to have, or claim to own, or which they at any time, heretofore had, owned, held, or claimed to have or claimed to own, or which they at any time hereafter may, own, hold or claimed to have, or claimed to own, provided however, that nothing in this Paragraph 2 shall affect the rights of the Company under the Secured Note, the Aura Security Agreement, the Subsidiary Security Agreements, the Guarantee Agreements or the Securities Purchase Agreement (as each such agreement may be amended as contemplated in the ?Whereas? clauses set forth above).

3. Waiver of Defaults. RGC hereby waives any and all defaults existing on the Effective Date (as hereafter defined) (including events, facts and circumstances existing on the Effective Date (as hereafter defined) which with notice or passage of time or both could become events of default) under the Secured Note, the Aura Security Agreement, the Subsidiary Security Agreements, or the Guarantee Agreements. Notwithstanding the foregoing, the waiver set forth in this Section 3 shall not be applicable to any defaults existing on the Effective Date which have not been disclosed to RGC in writing if such defaults are both
(i) material, and (ii) relate to breaches of covenants in the Secured Notes, the Aura Security Agreement or the Subsidiary Security Agreements which covenants are not being eliminated in their entirety by the amendments to the foregoing documents as of the Effective Date.




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         4. Effect of General  Release.  It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfactory relief of each and every matter as specifically or generally referred to. In furtherance of that intention, the parties hereby acknowledge that they are familiar with Section 1542 of the California Civil Code which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." The parties hereby waive and relinquish all rights and benefits which they have or may have under Section 1542 of the California Civil Code or the law of any other state or jurisdiction to the same or similar affect to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.

         5. Subsequent Discoveries. The parties acknowledge that there is a risk that subsequent to the execution of this Agreement, they will discover facts, which are unknown or unanticipated at the time this Agreement is executed, which if known by them on a date that this Agreement is executed, may have materially affected their decisions to execute this Agreement. The parties expressly assume the risk of discovery of such unknown and unanticipated facts and that this Agreement shall be fully valid notwithstanding the discovery of any such facts.

         6. No Assignment of Claims. Each party represents and warrants that they have not assigned or otherwise transferred or subrogated any interest in any claims which are the subject matter hereto, and agrees to indemnify, defend, and hold the other party harmless from any liability, loss, claims, demands, damages, costs, expenses or attorneys fees incurred by it as a result of any person or entity, including but not limited to, underwriters and insurance carriers, asserting such assignment, transfer, or subrogation.

         7. Covenant Not to Sue. The parties covenant and agree not to sue or bring any action, whether federal, state, or local, judicial or administrative, now or at any future time, against each other or any of the released parties, with respect to any claim released hereby. The parties represent and warrant and represent that they have not commenced any such action or proceeding as of the execution date of this Agreement.

         8. Legal Fees. If any party files a lawsuit based on legal claims that either party has released, the party filing a lawsuit will pay for all costs incurred by the defending party, including reasonable attorneys fees, in defending against the claims asserted by that party.

         9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors, and the assignees of each of the parties.

         10. Miscellaneous. Whenever this Agreement so requires, the singular number shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.



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         11. Severability.  If any portion of this Agreement shall be held to be illegal or invalid by a court of competent jurisdiction, the validity of the remainder of this Agreement shall not be affected.

         12. Entire Agreement. This Agreement and the agreements referenced herein memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations, proposed agreements and agreements whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, which is not expressly referred to in this Agreement.

         13. Governing Law. This Agreement shall be deemed to have been made in the State of California and shall, for all purposes be governed by and construed exclusively in accordance with the laws thereof, regardless of where any court action or proceeding is brought in connection with this Agreement.

         14. Counterparts. This Agreement may be executed in two or more counterparts, and an executed facsimile copy or counterpart shall be binding and enforceable in the same manner as the original.

         15. Effective Date of Agreement. This Agreement shall become effective upon the consummation of all of the following events: (i) the Closing of the purchase and sale of the Convertible Debentures pursuant to the Securities Purchase Agreement, and (ii) the amendment of the Secured Notes, the Aura Security Agreement and the Subsidiary Security Agreements, and (iii) the issuance of the New Warrants in exchange for the outstanding Warrants owned by RGC (the ?Effective Date?). If the Effective date shall not have occurred by October 22, 1999, this Agreement shall become null and void, and each of the respective parties shall be restored to their positions prior to entering into this Agreement.




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         IN WITNESS THEREOF,  the parties have executed this Agreement as of the date first written above.

AURA SYSTEMS, INC.


By:____________________________
      Zvi Kurtzman, CEO

RGC INTERNATIONAL INVESTORS, LDC
By:      Rose Glen Capital Management, L.P., Investment Manager
         By:      RGC General Partner Corp., as General Partner

By:____________________________
       Wayne D. Bloch,
       Managing Director




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